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                                EXHIBIT 21.1

                  Subsidiaries of Wyndham Hotel Corporation

                                              Jurisdiction
                                                   of
                                             Incorporation/        Names Under Which
              Name                            Organization         Entity Does Business
              ----                            ------------         --------------------
Wyndham Management Corporation                 Delaware      Wyndham Management Corporation
                                                             Wyndham Hotels & Resorts
                                                             Wyndham Garden Hotels
                                                             Wyndham Hotels

GHALP Corporation                              Delaware      GHALP Corporation

Wyndham IP Corporation                         Delaware      Wyndham IP Corporation

WH Interest, Inc.                                Texas       WH Interest, Inc.

Rose Hall Associates Limited Partnership         Texas       Rose Hall Associates Limited Partnership

WHC Caribbean Limited                           Jamaica      WHC Caribbean Limited

Waterfront Management Corporation              Delaware      Waterfront Management Corporation

Wyndham Hotels & Resorts (Aruba) N.V.            Aruba       Wyndham Hotels & Resorts (Aruba) N.V.

Xerxes Limited                                  Jamaica      Xerxes Limited

WHC Vinings Corporation                        Delaware      WHC Vinings Corporation

WHC Salt Lake City Corporation                 Delaware      WHC Salt Lake City Corporation

WHC Franchise Corporation                      Delaware      WHC Franchise Corporation